===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                           CARAUSTAR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            NORTH CAROLINA                               2631                                58-1388387
     (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
   of incorporation or organization)          Classification Code Number)              Identification Number)

                           3100 JOE JERKINS BOULEVARD
                             AUSTELL, GEORGIA 30106
                                 (770) 948-3101
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               H. LEE THRASH, III
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           CARAUSTAR INDUSTRIES, INC.
                           3100 JOE JERKINS BOULEVARD
                             AUSTELL, GEORGIA 30106
                                 (770) 948-3101
              (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                WITH COPIES TO:

                               PATRICK S. BRYANT
                       ROBINSON, BRADSHAW & HINSON, P.A.
                       101 NORTH TRYON STREET, SUITE 1900
                        CHARLOTTE, NORTH CAROLINA 28246
                                 (704) 377-2536

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

                                ---------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum        Proposed Maximum
     Title Of Each Class Of          Amount To Be     Offering Price Per      Aggregate Offering        Amount Of
   Securities To Be Registered        Registered           Share(1)                Price(1)         Registration Fee
----------------------------------------------------------------------------------------------------------------------

Common Stock,  par value $.10 per      4,000,000            $16.375               $65,500,000            $17,292
share, including preferred stock
purchase rights(2)
----------------------------------------------------------------------------------------------------------------------

(1) Estimated for the sole purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price of the Common Stock, as reported on the NASDAQ national market on March 1, 2000.
(2) Each share of Common Stock issued by the Company has one attached preferred stock purchase right under the Rights Agreement dated as of April 9, 1995 between the Company and its Rights Agent.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 2, 2000
Prospectus

                           CARAUSTAR INDUSTRIES, INC.
                                     [LOGO]

                                4,000,000 SHARES
                                  COMMON STOCK

-    We may use this prospectus from                  -    All of the common stock offered by
     time to time to offer and sell our                    this prospectus may, subject to
     common stock to the owners of                         certain conditions, also be
     businesses we may acquire in the                      offered and resold from time to
     future.                                               time pursuant to this prospectus
                                                           by the persons who receive this
-    The specific terms upon which we                      common stock in acquisitions.
     will issue these shares will be
     determined by negotiation with the               -    We are based in Austell, Georgia
     owners of the businesses we                           and primarily manufacture
     acquire.                                              packaging products from recycled
                                                           paper.
-    We expect the price of the shares
     we issue in an acquisition to be                 -    Our common stock is quoted on the
     reasonably related to the                             NASDAQ Stock Market under the
     prevailing market prices of our                       trading symbol "CSAR."
     common stock at or near the time
     we enter an acquisition agreement
     or consummate the acquisition.

-    In addition to certain resale                    --------------------------------
     limitations imposed by federal                   Before making any investment
     securities laws, we may require                  in our Company, you should
     persons receiving our common stock               consider carefully the risk
     in connection with an acquisition                factors beginning on page 4.
     to agree to hold such stock for a
     certain period from the date of
     acquisition.

-    We will pay all expenses of this                 --------------------------------
     offering. We will not pay
     underwriting discounts or
     commissions in connection with
     issuing our stock in acquisitions,
     although we may pay finders fees
     in specific acquisitions. Any
     person receiving a finder's fee
     may be deemed an "underwriter"
     within the meaning of the
     Securities Act of 1933.

Neither the SEC nor any state securities commission has approved any of the securities offered by this prospectus or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                             _______________, 2000

        WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York, (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important business, financial and other information in our SEC filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities we offer with this prospectus:

            -   Annual Report on Form 10-K for the year ended December 31,
                1998;
            - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;
            - Current Reports on Form 8-K filed March 5, 1999, May 14, 1999 and June 1, 1999; and
            - The description of our common stock contained in our registration statement on Form 8-A that we filed with the SEC on September 17, 1992 to register our common stock under the Securities Exchange Act of 1934, along with any future update of this description that we file.

         This prospectus is part of a registration statement (on Form S-4) we have filed with the SEC relating to the shares offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common stock. The registration statement, exhibits and schedules are available at the SEC's public reference rooms or through its EDGAR database on the internet.

         You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

                 Caraustar Industries, Inc.
                 3100 Joe Jerkins Boulevard
                 Austell, Georgia  30106
                 Attn:  Corporate Secretary
                 Telephone: (770) 948-3101

         To ensure timely delivery of these materials, you should make any request no later than five business days prior to the date on which you intend to vote on or otherwise consent to or approve our acquisition of your business. Materials will be sent via first class mail within one business day after we receive a request.

         You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

                                  RISK FACTORS

         In addition to the other information contained in this prospectus, you should consider carefully the following risk factors before investing in any of our common stock.

POSSIBLE FUTURE INCREASES IN RAW MATERIAL COSTS; ECONOMIC CONDITIONS

         Our primary raw material is recycled paper, which is known in our industry as "recovered fiber." The cost of recovered fiber has at times fluctuated greatly because of factors such as shortages or surpluses created by market or industry conditions. Although in the past we have raised the selling prices of our products in response to raw material price increases, sometimes raw material prices have increased so quickly or to such levels that we have been unable to maintain our operating margins or pass the price increases through to our customers on a timely basis. We cannot assure you that we will be able to maintain our margins in the face of raw material price fluctuations or that we will be able to pass such price changes through to our customers on a timely basis. Demand for our products generally is dependent upon production levels and consumer demand, which fluctuate with U.S. and global economic conditions and cycles. Demand is generally higher during periods of economic strength and lower during periods of economic weakness or uncertainty. Adverse economic conditions could have a material adverse effect on us.

ABILITY TO CONTROL GROWTH; EXPANSION AND ACQUISITION RISKS

         We intend to increase our production capacity in the next several years. This strategy involves risks and depends on the availability of funds to permit us to make capital expenditures and acquisitions. We have made numerous acquisitions in recent years and actively seek new acquisitions that meet our criteria. Acquired businesses may not achieve the same levels of revenue, profit or productivity as our existing locations and may not otherwise perform as we expect. To make acquisitions, we might incur additional debt, issue additional stock (which would dilute the relative stock holdings of our existing shareholders), or both.

         Acquisitions also involve special risks. Some of these risks include:

         -   assumption of unanticipated liabilities and contingencies

         -   diversion of management's attention

         -   possible reduction of our reported earnings because of:

             >   increased goodwill write-offs
             >   increased interest costs
             >   issuances of additional securities
             >   difficulties of integrating acquired business

         As we grow, we can give no assurance that we will be able to:

         -   use increased production capacity at our facilities

         -   identify suitable acquisition candidates

         -   complete additional acquisitions

         -   integrate acquired businesses into our operations

ENVIRONMENTAL LIABILITIES OR COSTS

         Compliance with the environmental requirements of federal, state and local governments significantly affects our business. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Under environmental laws, we can be held strictly liable if hazardous substances are found on real property we have ever owned or operated or used as a disposal site. In recent years, we have adopted a policy of assessing real property for environmental risks prior to purchase. We are aware of issues regarding hazardous substances at some of our facilities and one of our disposal sites, and we have put into place a remedial plan at each site where we believe such a plan is necessary. We regularly make capital and operating expenditures to stay in compliance with environmental laws. Despite these compliance efforts, risk of environmental liability is part of the nature of our business. We cannot assure you that environmental liabilities, including compliance and remediation costs, will not have a material adverse effect on us in the future. In addition, future events may lead to additional compliance or other costs that could have a material adverse effect on us. Such future events could include changes in, or new interpretations of, existing laws or enforcement policies or further investigation of the potential health hazards of certain products or business activities.

HIGHLY COMPETITIVE MARKETS

         The manufacture and sale of our products are highly competitive. We compete with a variety of companies, some of which are larger and have greater resources than we do. In most of our markets, our competitors are capable of supplying products that would meet the needs of our customers. We cannot assure you that we will be able to compete successfully in the future.

POTENTIAL DETERRENTS TO TAKEOVERS

         Certain provisions of our articles of incorporation and bylaws, as well as a shareholder rights plan, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a controlling interest in our outstanding voting stock. As a result, these provisions could discourage bids for our common stock at a premium and might adversely affect the market price of our common stock.

         Our articles of incorporation authorize 5,000,000 shares of preferred stock, which may be issued in the future without further shareholder approval with such terms and rights as our board of directors may determine. The rights of the holders of our common stock may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future.

         Our board of directors is divided into three classes with staggered terms. This means that, as a general matter, only one-third of our board of directors must stand for re-election at any annual meeting of shareholders. Our articles of incorporation provide that directors may be removed only for cause. These provisions make it more difficult and time consuming for a potential acquiror of our company to replace our board of directors.

         Our shareholder rights plan generally authorizes our board of directors and shareholders to substantially dilute the share ownership position of any person who acquires 20% or more of our common stock.

DEPENDENCE ON KEY PERSONNEL

         We depend on the continued efforts of our executive officers and senior management. In addition, we depend on the performance and productivity of our local managers. The loss of executive officers, members of senior management or key local managers could have a material adverse effect on our operations, including our ability to establish and maintain customer relationships. We maintain no key person insurance policies on any of our executive officers or other senior managers. If we are unable to attract or retain key employees to perform these services, our business could be materially and adversely affected.

STOCK PRICE FLUCTUATION

         From time to time, there may be significant fluctuations in the market price of our common stock, which could be caused by the occurrence of, or announcements or rumors related to:

         -   changes in our or our competitors' operating results
         -   changes in cost of recovered fiber
         - changes in market conditions for paper industry stocks or manufacturing stocks in general

         - changes in general conditions in the U.S. or foreign economies or financial markets
         - natural disasters or other newsworthy events, including developments of a political or social nature

         In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of affected companies. These types of fluctuations may adversely affect the market price of our common stock or other securities.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus under the caption "Risk Factors" and the documents incorporated by reference into this prospectus may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

         -  Fluctuations in our raw material prices

         - Our ability to identify and complete acquisitions and successfully integrate the businesses we acquire

         - Changes in government regulations, particularly environmental regulations

         -  Changes in demand for our products

         - Changes in the industrial sector or the general domestic or global economy

         -  Degree and nature of our competition

         - Other factors described in this prospectus or the documents we file with the SEC and incorporate by reference into this prospectus

         When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.


                                  THE COMPANY

         Caraustar Industries, Inc. is a major manufacturer of recycled paperboard and converted paperboard products. Our executive offices are located at 3100 Joe Jerkins Boulevard, Austell, Georgia 30106. Our phone number is
(770) 948-3101.


                               ACQUISITION TERMS

         This prospectus covers the offer and sale of up to 4,000,000 shares of our common stock that we may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions. We will furnish this prospectus to the securityholders or owners of the businesses we acquire in exchange for the shares we offer by this prospectus.

         We expect that the terms upon which we issue the shares will be determined through negotiations with the securityholders or principal owners of the businesses whose securities or assets we acquire. We expect that the shares we issue in an acquisition will be valued at prices reasonably related to the market prices for our common stock prevailing at or near the time we enter into an acquisition agreement or consummate the acquisition.

         We will pay all expenses of the offering of these shares. We will pay no underwriting discounts or commissions in connection with the issuance of these shares, although we may pay finder's fees with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

         We will use this prospectus in connection with the issuance of our shares only in those acquisitions that would be exempt from registration except for the possibility of integration with other transactions. If an acquisition would not be so exempt, we will furnish those offerees this prospectus, as amended by a post-effective amendment to the Registration Statement (on Form S-4) of which this prospectus is a part.

         If we consummate an acquisition (or series of acquisitions since the date of our most recently audited financial statements) that would have a material financial effect on us, we will file a Current Report on Form 8-K containing the financial and other information about the acquisition(s) that would be material to subsequent purchasers of the shares we offer through this prospectus.

         Our common stock is quoted on the NASDAQ Stock Market. The shares we issue in acquisitions may be subject to restrictions on resale imposed by Rules 144 and 145 under the Securities Act of 1933. In addition, we may impose certain contractual holding period requirements upon persons acquiring our shares in acquisitions.


                              SELLING SHAREHOLDERS

         This prospectus may also be used for reoffers and resales by persons who receive our common stock in acquisition transactions and who may be entitled to reoffer such common stock under circumstances requiring the use of a prospectus. However, no person will be authorized to use this prospectus for an offer of such common stock without first obtaining our consent. We may consent to the use of this prospectus by such selling shareholders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between us and such selling shareholders. A supplement to this prospectus will set forth information identifying any such selling shareholders and disclosing the information about such selling shareholders and the securities to be sold as may then be required by the Securities Act of 1933 and the rules of the Securities and Exchange Commission.


                  PLAN OF DISTRIBUTION BY SELLING SHAREHOLDERS

         Resales of our common stock may be made on NASDAQ or such national securities exchange or other quotation service on which our common stock may be listed or quoted at the time of sale, in the over-the-counter market, in private transactions or pursuant to underwriting agreements. Such resales may be effected in one or more of the following methods:

         - ordinary brokers' transactions, which may include long or short sales;
         - transactions involving cross or block trades or otherwise on NASDAQ;
         -  purchases by brokers, dealers or underwriters as principal and resale for their own accounts pursuant to this prospectus;
         -  "at the market" to or through market makers or into an existing market for the common stock;
         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         -  through transactions in options, swaps or other derivatives; or
         - any combination of the methods listed above, or by any other legally available means.

         Agreements with selling shareholders permitting use of this prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us; that selling shareholders enter into custody agreements with one or more banks with respect to the common stock offered; and that sales be made only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required. The selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

         Brokers, dealers, underwriters or agents participating in the sale of our common stock as principals or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). Sales of common stock by such broker, dealer, underwriter or agent may be made on NASDAQ or any securities exchange from time to time at prices related to prices then prevailing, at negotiated prices or at fixed prices, which may be changed. Any such sales may be by block trade. Any such broker/dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Upon our being notified by a selling shareholder that it proposes to make a block trade, a prospectus supplement, if required, will be filed pursuant to Rule 424 under the Securities Act of 1933, disclosing the name of the broker or dealer, the number of shares of common stock involved, the price at which such shares of common stock are being sold by such selling shareholder, and the commissions to be paid by such selling shareholder to such broker or dealer.

         To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, such securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.


                          REGISTRAR AND TRANSFER AGENT

         The registrar and transfer agent for our common stock is The Bank of New York, New York, New York.


                                 LEGAL MATTERS

         Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina, will issue an opinion for us regarding the validity of the common stock offered by this prospectus and certain other legal matters. Russell M. Robinson, II, a shareholder in the firm of Robinson, Bradshaw & Hinson, P.A., is Chairman of our Board of Directors. Robinson, Bradshaw & Hinson, P.A. is our principal outside legal counsel. Certain members of such firm beneficially owned approximately 115,000 shares of our common stock as of the date of this prospectus.


                                    EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to such financial statements and schedules, and are incorporated by reference in reliance upon the authority of such firm as experts in giving such reports.

======================================================        ==========================================================







                                                                                   CARAUSTAR INDUSTRIES, INC.





                                                                                        4,000,000 Shares


                  TABLE OF CONTENTS
                                                                                          COMMON STOCK

                                                 Page
                                                 ----                                    [CARAUSTAR LOGO]

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE..........................3

RISK FACTORS........................................4

SPECIAL NOTE OF CAUTION REGARDING                                                        ==============
FORWARD-LOOKING STATEMENTS..........................6

THE COMPANY.........................................6                                      PROSPECTUS

ACQUISITION TERMS...................................6
                                                                                         ==============
SELLING SHAREHOLDERS................................7

PLAN OF DISTRIBUTION BY SELLING
SHAREHOLDERS........................................7
                                                                                       ___________, 2000
REGISTRAR AND TRANSFER AGENT........................8

LEGAL MATTERS.......................................8

EXPERTS.............................................8







======================================================        ==========================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

         Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

         Because the Company's bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, the Company may indemnify its directors, officers, employees and agents in accordance with either the statutory or nonstatutory standard. Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

         Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. The Company has purchased and maintains such insurance.

ITEM 21.  EXHIBITS.

         The following is a list of all the exhibits filed as part of the Registration Statement. References to the Company mean Caraustar Industries, Inc.


                                    EXHIBITS

EXHIBIT
  NO.             EXHIBIT
-------           -------

3.01              Amended and Restated Articles of Incorporation of the Company (Incorporated by reference -
                  Exhibit 3.01 to Annual Report for 1992 on Form 10-K [SEC File No. 0-20646])

3.02              Second Amended and Restated Bylaws of the Company (Incorporated by reference - Exhibit 3.02 to Registration Statement on Form S-4 [SEC File No. 333-29937])

4.01              Specimen Common Stock Certificate (Incorporated by reference - Exhibit 4.01 to Registration
                  Statement on Form S-1 [SEC File No. 33-50582])

4.02              Articles 3 and 4 of the Company's Amended and Restated Articles of Incorporation (included in
                  Exhibit 3.01)

4.03              Article II of the Company's Second Amended and Restated Bylaws (included in Exhibit 3.02)

4.04              Rights Agreement, dated as of April 9, 1995, between Caraustar Industries, Inc. and The Bank of
                  New York, as Successor Rights Agent (Incorporated by reference - Exhibit 1 to Current Report on
                  Form 8-K dated April 19, 1995 [SEC File No. 0-20646])

4.05              Indenture, dated as of June 1, 1999, between Caraustar Industries, Inc. and The Bank of New
                  York, as Trustee (Incorporated by reference - Exhibit 4.05 to report on Form 10-Q for the quarter ended June 30, 1999 [SEC File No. 0-20646])

4.06              First Supplemental Indenture, dated as of June 1, 1999, between Caraustar Industries, Inc. and The
                  Bank of New York, as Trustee (Incorporated by reference - Exhibit 4.06 to report on Form 10-Q for the quarter ended June 30, 1999 [SEC File No. 0-20646])

5.01              Opinion of Robinson, Bradshaw & Hinson, P.A.

10.01             Note Agreement, dated as of October 1, 1992, between the Company and the Prudential Insurance
                  Company of America, regarding the Company's 7.89% Senior Subordinated Notes (Incorporated
                  by reference - Exhibit 10.02 to Annual Report for 1992 on Form 10-K [SEC File No. 0-20646])

10.02             Amendment Agreement, dated as of June 2, 1995, between the Company and the Prudential
                  Insurance Company of America regarding the Company's 7.89% Senior Subordinated Notes
                  (Incorporated by reference - Exhibit 10.03 to Report on Form 10-Q for the quarter ended
                  September 30, 1995 [SEC File No. 0-20646])

10.03             Amendment Agreement, dated as of July 23, 1997, between the Company and the Prudential
                  Insurance Company of America regarding the Company's 7.89% Senior Subordinated Notes
                  (Incorporated by reference - Exhibit 10.03 to Report on Form 10-Q for the quarter ended June 30,
                  1997 [SEC File No. 0-20646])

10.04             Amendment Agreement, dated as of August 12, 1998, between the Company and the Prudential
                  Insurance Company of America regarding the Company's 7.89% Senior Subordinated Notes
                  (Incorporated by reference - Exhibit 10.04 to report on Form 10-Q for the quarter ended
                  September 30, 1998 [SEC File No. 0-20646])

10.05             Employment Agreement, dated December 31, 1990, between the Company and Thomas V. Brown
                  (Incorporated by reference - Exhibit 10.06 to Registration Statement on Form S-1 [SEC File No.
                  33-50582])

10.06             Asset Purchase Agreement, dated August 7, 1992, between the Company and Domtar Gypsum
                  Inc. (Incorporated by reference - Exhibit 10.07 to Registration Statement on Form S-1 [SEC File
                  No. 33-50582])

10.07             Deferred Compensation Plan, together with copies of existing individual deferred compensation agreements (Incorporated by reference - Exhibit 10.08 to Registration Statement on Form S-1
                  [SEC File No. 33-50582])

10.08             1987 Executive Stock Option Plan (Incorporated by reference - Exhibit 10.09 to Registration
                  Statement on Form S-1 [SEC File No. 33-50582])

10.09             1993 Key Employees' Share Ownership Plan (Incorporated by reference - Exhibit 10.10 to
                  Registration Statement on Form S-1 [SEC File No. 33-50582])

10.10             Energy Purchase Agreement, dated December 18, 1989, between Camden Paperboard Corporation and Camden Cogen, L.P. (Incorporated by reference - Exhibit 10.11 to Registration Statement on
                  Form S-1 [SEC File No. 33-50582])

10.11             Incentive Bonus Plan of the Company (Incorporated by reference - Exhibit 10.10 to Annual
                  Report for 1993 on Form 10-K [SEC File No. 0-20646])

10.12             1996 Director Equity Plan of the Company (Incorporated by reference - Exhibit 10.12 to Report on Form 10-Q for the quarter ended March 31, 1996 [SEC File No. 0-20646])

10.13             Amendment No. 1 to the Company's 1996 Director Equity Plan, dated July 16, 1998 (Incorporated by reference - Exhibit 10.2 to Current Report on Form 8-K dated June 1, 1999 [SEC File No.
                  0-20646])

10.14             Credit Agreement, dated as of July 23, 1997, by and among the Company, as Borrower, the banks listed therein, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as
                  Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank,
                  as Managing Agent and each of Credit Lyonnais, The Bank of New York, The Bank of Nova
                  Scotia, The Bank of Tokyo - Mitsubishi, Ltd., and Wachovia Bank, as Co-Agents (Incorporated by
                  reference - Exhibit 10.13 to Report on Form 10-Q for the Quarter Ended June 30, 1997 [SEC File
                  No. 0-20646])

10.15             Amendment No. 1 to Credit Agreement, dated as of October 8, 1997, by and among the Company, as Borrower, the banks listed therein, Bankers Trust Company, as Administrative Agent,
                  NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First
                  Union National Bank, as Managing Agent and each of Credit Lyonnais, The Bank of New York,
                  The Bank of Nova Scotia, The Bank of Tokyo - Mitsubishi, Ltd., and Wachovia Bank, as Co-
                  Agents (Incorporated by reference - Exhibit 10.15 to report on Form 10-Q for the quarter ended
                  September 30, 1998 [SEC File No. 0-20646])

10.16             Amendment No. 2 to Credit Agreement, dated as of October 30, 1998, by and among the
                  Company, as Borrower, the banks listed therein, Bankers Trust Company, as Administrative
                  Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank,Atlanta, as Documentation
                  Agent, First Union National Bank, as Managing Agent and each of Credit Lyonnais, The Bank of
                  New York, The Bank of Nova Scotia, The Bank of Tokyo - Mitsubishi, Ltd., and Wachovia Bank,
                  as Co-Agents (Incorporated by reference - Exhibit 10.16 to report on Form 10-Q for the quarter ended September 30, 1998 [SEC File No. 0-20646])

10.17             1998 Key Employee Incentive Compensation Plan (Incorporated by reference - Exhibit 10.14 to
                  Annual Report for 1997 on Form 10-K [SEC File No. 0-20646])

10.18             Asset Purchase Agreement between Caraustar Industries, Inc., Sprague Paperboard, Inc. and
                  International Paper Company, dated as of March 4, 1999 (Incorporated by reference - Exhibit
                  10.17 to report on Form 10-Q for the quarter ended March 31, 1999 [SEC File No. 0-20646])

23.01             Consent of Arthur Andersen LLP

23.02             Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.01)

24.01             Power of Attorney (included on the signature pages of the Registration Statement as initially filed).


ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings in subparts (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by such subparts is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (6)    That every prospectus (i) that is filed pursuant to paragraph
(5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia on February 29, 2000.

                           CARAUSTAR INDUSTRIES, INC.

                           By:   /s/ H. Lee Thrash, III
                                 ---------------------------------------------
                                 H. Lee Thrash, III
                                 Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints H. Lee Thrash, III and Thomas V. Brown, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons and in the capacities indicated on February 29, 2000.

                   SIGNATURE                                                     TITLE


/s/ Thomas V. Brown                                          Director, President and Chief Executive Officer
-------------------------------------------------            (Principal Executive Officer)
Thomas V. Brown


/s/ Lee Thrash, III                                          Director, Vice President and Chief Financial Officer (Principal
-------------------------------------------------            Financial Officer and Principal Accounting Officer)
H. Lee Thrash, III


/s/ Russell M. Robinson, II                                  Chairman of the Board of Directors
-------------------------------------------------
Russell M. Robinson, II


/s/ Bob M. Prillaman                                         Director
-------------------------------------------------
Bob M. Prillaman


/s/ Ralph M. Holt, Jr.                                       Director
-------------------------------------------------
Ralph M. Holt, Jr.


/s/ James H. Hance, Jr.                                      Director
-------------------------------------------------
James H. Hance, Jr.


/s/ John D. Munford                                          Director
-------------------------------------------------
John D. Munford


/s/ James E. Rogers                                          Director
-------------------------------------------------
James E. Rogers

                                                             Director
/s/ Dennis Love
-------------------------------------------------
Dennis Love